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                                                                    EXHIBIT 23




                        CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File No.'s 333-59281, 333-64389, 333-78317 and
333-64300) and on Form S-3 (File No.'s 333-58328 and 333-75558) of L-3
Communications Holdings, Inc. and subsidiaries of our report dated February 19, 2002 relating to the financial statements of the Aircraft Integration Systems Business of Raytheon Company, which appears in the current report on Form 8-K of L-3 Communications Holdings, Inc. and L-3 Communications Corporation dated March 22, 2002.




/s/ PricewaterhouseCoopers LLP



Dallas, Texas
March 22, 2002